FIRST AMENDMENT TO OWNERSHIP LIMIT WAIVER AGREEMENT (BLACKROCK)

THIS FIRST AMENDMENT TO OWNERSHIP LIMIT WAIVER AGREEMENT (this “Amendment”), dated as of April 25, 2014, is between Lexington Realty Trust, a Maryland real estate investment trust (the “Company”), and BlackRock, Inc. (for itself and on behalf of certain affiliated entities, as set forth herein), and amends that certain Ownership Limit Waiver Agreement, dated as of November 18, 2010 (the “Agreement”), between the Company and BlackRock, Inc. Capitalized terms used, but not otherwise defined, in this Amendment shall have the meanings given to them in the Agreement.

RECITALS

A.BlackRock, Inc. has requested a modification to the Agreement to increase the shares of Common Stock of the Company that the BlackRock Investors are permitted to Beneficially Own under the Agreement.

B.Pursuant to subparagraph (a)(9) of Article IX of the Declaration, the Company’s Board of Trustees has adopted resolutions approving the Ownership Limit Waiver on the terms and conditions hereinafter set forth.

AGREEMENT

1.	AMENDMENT TO WAIVER OF OWNERSHIP LIMIT. Section 1.1(A) of the Agreement is amended by deleting it in its entirety and replacing it with the following:

“(A)     to the extent of up to 19% of the outstanding shares of Common Stock of the Company (for this purpose, counting each Equity Share that is Beneficially Owned by any BlackRock Investor only once), which amount shall be adjusted as appropriate to reflect stock splits, reverse stock splits or similar transactions that affect all shares equally, and”

2.
REPRESENTATIONS. BlackRock confirms that the representations and warranties set forth in the Agreement are accurate and have been accurate since the date of the Agreement. Within fifteen (15) days of a written request by the Company, which shall not be made more than once per calendar year, BlackRock shall confirm to the Company that the representations and warranties set forth in the Agreement as accurate and have been accurate since the date of the Agreement.

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Each of the parties has caused this Amendment to be signed by its duly authorized officers as of the date set forth in the introductory paragraph hereof.

THE COMPANY		BLACKROCK

Lexington Realty Trust		BlackRock, Inc.

By:	/s/ T. Wilson Eglin	By:	/s/ Matthew J. Fitzgerald
	Name: T. Wilson Eglin		Matthew J. Fitzgerald
	Title: Chief Executive Officer		Managing Director